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                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                             (DOLLARS IN MILLIONS)

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
                                                               QUARTER          SIX MONTHS
                                                             ------------    ----------------
                                                             1999    1998     1999      1998
                                                             ----    ----    ------    ------
EARNINGS:
Income from continuing operations before minority interests
  and income taxes.........................................  $234    $309    $  818    $  710
Fixed charges, excluding capitalized interest..............   146     179       288       367
                                                             ----    ----    ------    ------
                                                             $380    $488    $1,106    $1,077
                                                             ====    ====    ======    ======

FIXED CHARGES:
Interest charged to expense................................  $118    $145    $  229    $  298
Interest portion of rental expense and amortization of
  deferred loan costs......................................    28      34        59        69
                                                             ----    ----    ------    ------
Fixed charges, excluding capitalized interest..............   146     179       288       367
Capitalized interest.......................................     5       6        11        10
                                                             ----    ----    ------    ------
                                                             $151    $185    $  299    $  377
                                                             ====    ====    ======    ======
Ratio of earnings to fixed charges.........................  2.51    2.64      3.70      2.86
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